EXHIBIT 10.8
AMENDMENT TO THE
ZIONS BANCORPORATION
FOURTH RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS

WHEREAS, Zions Bancorporation (the “Company”) adopted the Zions Bancorporation Fourth Restated Deferred Compensation Plan for Directors, effective as of January 1, 2005 (the “Plan”);
WHEREAS, Section 8.2 of the Plan provides that the Committee (as defined in the Plan) may amend the Plan in whole or in part at any time, except in certain respects not material hereto; and
WHEREAS, the Committee desires to amend the Plan to provide that advisory board members of the Company and any of its affiliates shall be eligible to participate in the Plan.
NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2016:
1.    The first sentence of Section 1.2 is amended in its entirety to read as follows:
“Zions Bancorporation has established this Plan to provide members of the Board of Directors of Zions Bancorporation and the members of other Boards the opportunity to elect to defer the receipt of Compensation paid to them by the Company or any Company affiliate in accordance with the terms of the Plan until such time as they are entitled to receive such Compensation under the provisions of this Plan.”
2.    Section 2.2 is amended in its entirety to read as follows:
“Board means the Board of Directors of the Company, the board of directors of a participating affiliate or subsidiary of the Company, or an advisory board of directors constituted from time to time by the Board of Directors of the Company or the Board of Directors of a participating affiliate or subsidiary of the Company; provided, however, that for purposes of Section 8.2 of the Plan, “Board” shall refer to the Board of Directors of the Company.”
3.    Section 2.6 is amended in its entirety to read as follows:
“Compensation means the remuneration paid to a Director for the services provided by the Director to the Company in the capacity as a member of the Board or as a consultant to the Company or any of its affiliates, including remuneration for services on any sub-committee or division of the Board, but excluding (i) any amount paid solely to reimburse the Director for expenses incurred, and (ii) any amounts credited as earnings under this Plan. Deferral elections under this Plan shall be computed on the amount of the Director’s Compensation.”
4.    Section 2.9 is amended in its entirety to read as follows:
“Director means a member of a Board.”
5.     Section 2.17 is amended in its entirety to read as follows:
“Plan means the Zions Bancorporation Fourth Restated Deferred Compensation Plan for Directors, as set forth in this document, and as further amended from time to time.”
IN WITNESS WHEREOF, the Committee has caused this amendment to be adopted and authorized its execution by a duly appointed officer of Zions Bancorporation, to be effective as of January 1, 2016.

/s/ Rena A. Miller______________
By: Rena A. Miller
Title: Assistant Secretary